                                  EXHIBIT 21.1


              LIST OF SUBSIDIARIES OF RUSS BERRIE AND COMPANY, INC.


                                                                 JURISDICTION OF
            COMPANY NAME                                          INCORPORATION
            ------------                                          -------------

 Russ Berrie and Company South, Inc.                               Georgia
 Russ Berrie and Company West, Inc.                                California
 Russ Berrie and Company Investments, Inc.                         New Jersey
 Russ Berrie (U.K.) Limited                                        England
 Russ Berrie (Benelux) B.V.                                        Holland
 Tri Russ International (Hong Kong) Limited                        Hong Kong
 Amram's Distributing, Ltd.                                        Canada
 P/F Done, Inc.                                                    Pennsylvania
 Fluf 'N' Stuf, Inc.                                               Pennsylvania
 P/F Done Limited                                                  England
 Bright of America, Inc.                                           West Virginia
 Russ Berrie (Ireland) Limited                                     Ireland
 RBTACQ, Inc.                                                      Ohio
 P/F Done Benelux B.V.                                             Holland
 RBCACQ, Inc.                                                      California
 Russ Berrie and Company Properties, Inc.                          New Jersey
 RUSSPLUS, Inc.                                                    New Jersey
 Russ Berrie Espana, S.L.                                          Spain
 Russ Berrie (Deutschland) GmbH                                    Germany
 Russ Berrie (Osterreich) GmbH                                     Austria